 QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10(g)

PACCAR Inc
DEFERRED INCENTIVE COMPENSATION PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE.

    The Plan was adopted by the Company on November 25, 1991, to provide certain employees with an opportunity to defer payment of their bonuses under the Company's year-end Incentive Compensation Program. The Plan is also intended to establish a method of paying bonus awards that will assist the Company in attracting and retaining employees of outstanding achievement and ability.

SECTION 2. DEFINITIONS.

    (a)  "Account" means the bookkeeping account established pursuant to Section 6 on behalf of an Executive who elects to participate in the Plan.

    (b)  "Beneficiary" means the person or persons designated by the Executive or by the Plan to receive payment of the Executive's Income Account in the event of the death of the Executive.

    (c)  "Board" means the Board of Directors of the Company, as constituted from time to time.

    (d)  "Bonus Award" means the amount of compensation awarded by the Company to an Executive as a bonus under the Company's year-end Incentive Compensation Program.

    (e)  "Cause" means (i) an act of embezzlement, fraud or theft, (ii) the deliberate disregard of the rules of the Company or a Subsidiary, (iii) any unauthorized disclosure of any of the secrets or confidential information of the Company or a Subsidiary, (iv) any conduct which constitutes unfair competition with the Company or a Subsidiary or (v) inducing any customers of the Company or a Subsidiary to breach any contracts with the Company or a Subsidiary.

    (f)  "Company" means PACCAR Inc, a Delaware corporation.

    (g)  "Committee" means the Compensation Committee of the Board.

    (h)  "Executive" means an employee of the Company or a Subsidiary who is eligible to participate in the Plan under Section 4.

    (i)  "Incentive Compensation Program" refers to the incentive plan for executives of PACCAR Inc and its eligible subsidiaries who are in grades 41 and above.

    (j)  "Permanent and Total Disability" is as defined under PACCAR's Long Term Disability Plan.

    (k)  "Plan" means this PACCAR Inc Deferred Incentive Compensation Plan, as it may be amended from time to time.

    (l)  "Service" means employment with the Company or any Subsidiary. A transfer among the Company and its Subsidiaries shall not be considered a termination of Service.

    (m)  "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    (n)  "Year" means a calendar year.

SECTION 3. ADMINISTRATION.

    The Committee shall have the authority to administer the Plan in its sole discretion. To this end, the Committee is authorized to construe and interpret the Plan, to promulgate, amend and rescind rules relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan. Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate. Any determination, decision or action of the Committee in connection with the construction, interpretation or administration of the Plan shall be final, conclusive and binding upon all persons participating in the Plan and any person validly claiming under or through persons participating in the Plan.

SECTION 4. ELIGIBILITY.

    An employee of the Company or of a Subsidiary shall be eligible to participate in the Plan for a Year if he or she:

      (a) Is eligible to be considered for a bonus that will have been earned in such Year under the Company's Incentive Compensation Program; and

      (b) Has attained age 40 on or before January 1 of such Year.

SECTION 5. ELECTION TO PARTICIPATE IN PLAN.

    An Executive may elect to participate in the Plan for a Year by filing with the Committee, on or before December 15 of such Year, a written election to defer his or her Bonus Award earned in such Year. The deferral election will become irrevocable after December 15. The deferral election shall apply solely to the Bonus Award, if any, to be earned in the Year in which the election is filed and shall specify the amount or portion of such Bonus Award that is subject to the election (Deferred Award). The amount of the Bonus Award earned in a given Year shall be determined by the Company in the following year.

SECTION 6. ESTABLISHMENT AND TREATMENT OF ACCOUNT.

    In the event a Bonus Award is made to an Executive who has filed a timely deferral election with respect to such Bonus Award, the Company shall establish an Account for the Executive. The Account shall be credited with an amount equal to that portion of the Bonus Award which is not payable currently to the Executive because of the terms of the deferral election. A separate Account shall be maintained for each Bonus Award deferred by an Executive, except as the Company may otherwise determine.

    Participants may elect to have their Deferred Award allocated to one or both of the two unfunded accounts described below:

      (a)  Income Account.  Means a bookkeeping entry established on behalf of the Executive who elected to participate in the Plan. A deferred Award shall be credited to the Income Account as of January next following the Year in which such bonus Award was earned. Interest shall be credited on the balance in each Income Account, commencing with the date as of which any amount is credited to the Income Account and continuing up to the close of the calendar quarter immediately preceding the date when the last payment from the Income Account is made. Such interest for each calendar quarter during the deferral period shall be credited at a rate equal to the simple combined average of the monthly Aa Industrial Bond yield average for the immediately preceding calendar quarter, as reported in Moody's Bond Record. Such interest shall be compounded quarterly. Such interest shall become a part of the Income Account and shall be paid at the same time or times as the principal balance of the Income Account.

      (b)  PACCAR Stock Account.  Means a bookkeeping entry established on behalf of the Executive who elected to participate in the Plan. A deferred Award shall be credited to the Stock Account as of January next following the Year in which such bonus Award was earned. The initial account balance will be equal to the number of shares of PACCAR Common Stock that the Deferred Award could have purchased at the average closing market price for the first five (5) business days the market is open in January. Thereafter, any dividends earned will be treated as if those dividends had been invested in additional shares at the closing market price on the date the dividends are paid. Account balances will be adjusted pursuant to Article 10 of the Long Term Incentive Plan.

      (c)  Statements.  As soon as practicable after July 1 of each Year (and after such other dates as the Company may determine), the Company shall prepare and deliver to each participating Executive a written statement showing the balance in his or her Income Account as of the applicable date.

SECTION 7. FORM AND TIME OF PAYMENT ACCOUNT.

    Distribution of the Income and/or PACCAR Stock Accounts shall be made at such time or times and in such form as the Committee shall determine in its sole discretion. In order to assist the Committee in making such determinations, the following procedures are established:

      (a)  Request of Form and Time of Payment.  An Executive may elect to receive distribution of the Income and/or PACCAR Stock Account at the time and in the manner described in (i) and (ii) below. For payment to be made or commence prior to leaving the Company, a Payment election form must be completed at the time the Deferral Election is made. Otherwise, elections shall be made by filing the prescribed form with the Committee not later than the earlier of (A) 30 days after the Executive's termination of employment with the Company or (B) December 1 of the year before the year in which distribution is to be made or commence. Distribution will be made in accordance with the Executive's election unless the Committee has disapproved the election or has determined that the distribution shall be made at some other time.

        (i)  Form of Payment.  Payment of an Income Account shall be made in cash, either in a lump sum or in annual installments over a period not in excess of 15 years. The amount of any installment to be paid from an Income Account shall be determined by dividing the balance remaining in such Income Account by the number of installments then remaining to be distributed. Payment of the PACCAR Stock Account will be paid in shares of PACCAR Common Stock at the end of the deferral period. The source of shares for this plan will be the Long Term Incentive Plan.

        (ii)  Time of Payment.  Payment of the Income and/or PACCAR Stock Account shall occur or commence on any January, but not later than the first January after the year in which Executive attains age 70 1/2. In the event an Executive who elects installment payments is reemployed by the Company, all installments will be suspended until the Executive's service ends.

      (b)  Changing a Request.  Any request that an approved method of payment be changed, or any request subsequent to the deferral election for distribution prior to termination is subject to approval by the Committee in its sole and absolute discretion. Such request shall be in writing to the Committee and shall set forth the reasons for the request.

      (c)  Failing to Request.  In the event that an Executive fails to make a timely election pursuant to Section 7 (a), distribution of the Income or Stock Account shall be made in full in the first January following sixty (60) days after the Executive's termination of employment. In such case, the entire account balance in effect as of the distribution date will be distributed to the Executive.

      (d)  Committee Guidelines.  From time to time, the Committee may establish guidelines for its own use in determining what election made pursuant to Section 7 (a) or (b) above shall be disapproved, but such guidelines shall not in any way limit the Committee's sole discretion to determine the terms and form of distribution of the recipient's Cash Account.

      (e)  Withholding Taxes.  All payments under the Plan shall be subject to reduction to reflect the withholding of applicable taxes.

SECTION 8. EFFECT OF DEATH OF EXECUTIVE.

    (a)  Distribution of Account. Upon the death of a participating Executive, the amount (if any) remaining in his or her Income and/or Stock Account shall be distributed to his or her Beneficiary. The distribution shall be made at the time(s) and in the form specified in the election filed by the Executive under Section 7, unless the Committee determines in its sole discretion that payment shall be made at an earlier date or in a different form. If the Executive did not file an election under Section 7 prior to his or her death, then the distribution shall be made at the time(s) and in the form determined by the Committee in its sole discretion. If a designated Beneficiary dies before receiving payment of his or her entire share of the Executive's Income and/or Stock Account, then the remaining payments shall be made to such Beneficiary's personal representative.

    (b)  Designation of Beneficiary. Upon commencement of participation in the Plan, each Executive shall, by filing the prescribed form with the Company, name a person or persons as the Beneficiary who will receive any distribution payable under the Plan in the event of the Executive's death. If the Executive has not named a Beneficiary or if none of the named Beneficiaries survives the Executive, then the Executive's personal representative shall be the Beneficiary. The Executive may change his or her Beneficiary designation from time to time. Any designation of a Beneficiary (or an amendment or revocation thereof) shall be effective only if it is made in writing on the prescribed form and is received by the Company prior to the Executive's death. Any other provision of this Subsection (b) notwithstanding, in the case of a married Executive, any designation of a person other than his or her spouse as the sole primary Beneficiary shall be valid only if the spouse consented to such designation in writing.

SECTION 9. FORFEITURE OF ACCOUNTS.

    All of an Executive's Income and/or Stock Accounts shall be forfeited in the event that his or her Service ends because of a discharge for Cause or in the event that he or she, after his or her Service ended for any other reason, fails or refuses to provide advice or counsel to the Company or a Subsidiary when reasonably requested to do so. The Committee's good-faith determination of the existence of facts justifying forfeiture shall be conclusive.

SECTION 10. INCOMPETENCE.

    If, in the opinion of the Committee, any individual becomes unable to handle properly any amount payable to such individual under the Plan, then the Committee may make such arrangements for payment on such individual's behalf as it determines will be beneficial to such individual, including (without limitation) payment to such individual's guardian, conservator, spouse or dependent.

SECTION 11. EXECUTIVES' RIGHTS UNSECURED.

    The Plan is unfunded. The interest under the Plan of any participating Executive, and such Executive's right to receive a distribution of his or her Income and/or Stock Account, shall be an unsecured claim against the general assets of the Company. The Income and/or Stock Accounts shall be bookkeeping entries only, and no Executive shall have an interest in or claim against any specific asset of the Company pursuant to the Plan.

SECTION 12. NONASSIGNABILITY OF INTERESTS.

    The interest and property rights of any Executive under the Plan shall not be subject to option nor be assignable either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any act in violation of this Section 12 shall be void.

SECTION 13. LIMITATION OF RIGHTS.

    (a)  No Right to Bonuses.  Nothing in the Plan shall be construed to give any Executive any right to be granted a Bonus Award.

    (b)  No Right to Employment.  Neither the Plan nor the deferral of any Bonus Award, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company or a Subsidiary will employ an Executive for any period of time, in any position or at any particular rate of compensation.

SECTION 14. DOMESTIC RELATIONS ORDERS.

    The procedures established by the Company for the determination of the qualified status of domestic relations orders and for making distributions under qualified domestic relations orders, as provided in Section 206 (d) of ERISA, shall apply to the Plan.

SECTION 15. CLAIMS AND INQUIRIES.

    (a)  Application for Benefits.  Applications for benefits and inquiries concerning the Plan (or concerning present or future rights to benefits under the Plan) shall be submitted to the Committee in writing. An application for benefits shall be submitted on the prescribed form and shall be signed by the Executive or, in the case of a benefit payable after his or her death, by the Beneficiary.

    (b)  Denial of Application.  In the event that an application for benefits is denied in whole or in part, the Committee shall notify the applicant in writing of the denial and of the right to a review of the denial. The written notice shall set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific references to the provisions of the Plan on which the denial is based, a description of any information or material necessary for the applicant to perfect the application, an explanation of why the material is necessary, and an explanation of the review procedure under the Plan. The written notice shall be given to the applicant within a reasonable period of time (not more than 90 days) after the Committee received the application, unless special circumstances require further time for processing and the applicant is advised of the extension. In no event shall the notice be given more than 180 days after the Committee received the application.

    (c)  Request for Review.  An applicant whose application for benefits was denied in whole or in part, or the applicant's duly authorized representative, may appeal the denial by submitting to the Committee a request for a review of the application within 90 days after receiving written notice of the denial from the Committee. The Committee shall give the applicant or his or her representative an opportunity to review pertinent materials, other than legally privileged documents, in preparing the request for a review. The request for a review shall be in writing and addressed to the Committee. The request for a review shall set forth all of the grounds on which it is based, all facts in support of the request, and any other matters that the applicant deems pertinent. The Committee may require the applicant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its review.

    (d)  Decision on Review.  The Committee shall act on each request for an appeal within 60 days after receipt, unless special circumstances require further time for processing and the applicant is advised of the extension. In no event shall the decision on review be rendered more than 120 days after the Committee received the request for a review. The Committee shall give prompt written notice of its decision to the applicant. In the event that the Committee confirms the denial of the application for benefits in whole or in part, the notice shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for the decision and specific references to the provisions of the Plan on which the decision is based.

    (e)  Rules and Interpretations.  The Committee shall adopt such rules, procedures and interpretations of the Plan as it deems necessary or appropriate in carrying out its responsibilities under this Section 15.

    (f)  Exhaustion of Remedies.  No legal action for benefits under the Plan shall be brought unless and until the claimant (i) has submitted a written application for benefits in accordance with Subsection (a) above, (ii) has been notified by the Committee that the application is denied, (iii) has filed a written request for a review of the application in accordance with Subsection (c) above and (iv) has been notified in writing that the Committee has affirmed the denial of the application; provided, however, that legal action may be brought after the Committee has failed to take any action on the claim within the time prescribed by Subsections (b) and (d) above, respectively.

SECTION 16. AMENDMENT OR TERMINATION OF THE PLAN.

    The Board or appropriate committee thereof, may amend, suspend or terminate the Plan at any time. In the event of a termination of the Plan, the Income and/or Stock Accounts of participating Executives shall be paid at the time(s) and in the form determined under Sections 7 and 8, unless the Committee prescribes an earlier time or different form for the payment of such Income and/or PACCAR Stock Accounts.

SECTION 17. CHANGE OF CONTROL

    In the event of a Change of Control of the Company, as defined in the PACCAR Supplemental Retirement Plan, each Executive shall be entitled to the lump sum payment of his or her Income and/or Stock Account. This amount shall be paid within 30 days of the Change of Control.

SECTION 18. CHOICE OF LAW.

    The validity, interpretation, construction and performance of the Plan shall be governed by the Employee Retirement Income Security Act of 1974 and, to the extent they are not preempted, by the laws of the State of Washington.

SECTION 19. EXECUTION.

    To record the amendment and restatement of the Plan to read as set forth herein, PACCAR Inc by its Chairman, Compensation Committee, has executed this Plan on December 9, 1999.

QuickLinks

PACCAR Inc DEFERRED INCENTIVE COMPENSATION PLAN
  SECTION 1. ESTABLISHMENT AND PURPOSE.
  SECTION 2. DEFINITIONS.
  SECTION 3. ADMINISTRATION.
  SECTION 4. ELIGIBILITY.
  SECTION 5. ELECTION TO PARTICIPATE IN PLAN.
  SECTION 6. ESTABLISHMENT AND TREATMENT OF ACCOUNT.
  SECTION 7. FORM AND TIME OF PAYMENT ACCOUNT.
  SECTION 8. EFFECT OF DEATH OF EXECUTIVE.
  SECTION 9. FORFEITURE OF ACCOUNTS.
  SECTION 10. INCOMPETENCE.
  SECTION 11. EXECUTIVES' RIGHTS UNSECURED.
  SECTION 12. NONASSIGNABILITY OF INTERESTS.
  SECTION 13. LIMITATION OF RIGHTS.
  SECTION 14. DOMESTIC RELATIONS ORDERS.
  SECTION 15. CLAIMS AND INQUIRIES.
  SECTION 16. AMENDMENT OR TERMINATION OF THE PLAN.
  SECTION 17. CHANGE OF CONTROL
  SECTION 18. CHOICE OF LAW.
  SECTION 19. EXECUTION.